Exhibit 10.2
AMENDMENT NUMBER ONE TO THE
CARRIER GLOBAL CORPORATION 2020 LONG-TERM INCENTIVE PLAN

WHEREAS, Carrier Global Corporation (the “Corporation”) established the Carrier Global Corporation 2020 Long-Term Incentive Plan (the "Plan") effective as of April 3, 2020, for the purpose of implementing a compensation program focused on long-term, sustainable performance; and
WHEREAS, the Corporation reserves the right to amend the Plan through the action of its Board of Directors (“Board”), or if the Board elects, by the Compensation Committee or such other committee of the Board;
WHEREAS, the Board has delegated authority to amend the Plan to its Compensation Committee (the “Committee”);
WHEREAS, the Committee desires to amend the Plan to increase the threshold under which a change-in-control will be triggered, aligning the terms of the Plan with market practice and other Corporation benefit plans and programs;

WHEREAS, these changes were approved by the Committee during a meeting held on June 8, 2022.
NOW, THEREFORE, the Plan is hereby amended as set forth below, effective as of June 8, 2022:
1.    Section 10(e)(i) is amended and restated to read as follows:
(i)    An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either: (1) the then outstanding shares of common stock of the Corporation (the “Outstanding Corporation Common Stock”); or (2) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change-in-Control: (1) any acquisition directly from the Corporation, (2) any acquisition by the Corporation, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any entity controlled by the Corporation, or (4) any acquisition by any entity pursuant to a transaction that complies with clauses (1), (2) and (3) of subsection (iii) of this Section 10(e); or
2.    Section 10(e)(iii) is amended and restated to read as follows:

(iii)    The consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Corporation or any of its subsidiaries or sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or securities of another entity by the Corporation or any of its subsidiaries (a “Business Combination”), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock (or, for a noncorporate entity, equivalent securities) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or, for a noncorporate entity, equivalent securities), as the case may be, of the entity resulting from such Business Combination (including an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock (or, for a noncorporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the Board of Directors (or, for a noncorporate entity, equivalent body or committee) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

IN WITNESS WHEREOF, this Amendment Number 1 has been duly executed by the Vice President, Total Rewards of Carrier Global Corporation at the direction of its Compensation Committee as of the date indicated below.

                    /s/Randy Michel
                    Vice President, Total Rewards
                    Randy Michel

Date: June 8, 2022